PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 12, 2026)	Registration No. 333-296507

Up to $2,886,058

Ordinary Shares

BRENX LTD.

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P., dated June 9, 2023, as amended on June 3, 2026, relating to the sale of our ordinary shares, or the Ordinary Shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell the Ordinary Shares having an aggregate offering price of up to $2,886,058 from time to time through A.G.P.

Sales of the Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell the Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

The Ordinary Shares are currently traded in the United States on the Nasdaq Capital Market under the symbol “BRNX”. On October 13, 2026, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $1.32 per Ordinary Share.

As of October 14, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,147,739 based on 1,946,972 Ordinary Shares outstanding and a per share price of $6.24 based on the closing sale price of our Ordinary Shares on the Nasdaq Capital Market on August 26, 2026.

During the 12-calendar-month period ending on and including the date of this prospectus supplement, we have sold securities for aggregate gross proceeds of approximately $1,163,188 pursuant to General Instruction I.B.5 of Form F-3. Based on our current public float and after giving effect to those sales, we may sell up to approximately $2,886,058 of additional securities under General Instruction I.B.5.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is October 14, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS Supplement

This prospectus supplement relates to part of a registration statement on Form F-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $75,000,000. The $2,886,058 of the Ordinary Shares that may be offered, issued and sold under this prospectus supplement and accompanying prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of the Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and any related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or any related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references to “we,” “us,” “our,” the “Company” and “BrenX” refer to BrenX Ltd. and its wholly owned subsidiary, Brenmiller Energy U.S. Inc., a company incorporated under the laws of Delaware, United States, and A.R.D. Energy Kft., a company incorporated under the laws of Hungary, unless the context otherwise requires.

Our reporting and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “NIS” are to New Israeli Shekels, to “dollars”, “USD” or “$” are to U.S. dollars, and to “EUR” or “€” are to the Euro.

All historical quantities of Ordinary Shares and per-share data herein are presented on a post-split basis to give effect to our 7-for-1 reverse share split effected at the market open on Nasdaq on January 26, 2026, our 5-for-1 reverse share split effected at the market open on Nasdaq on April 15, 2026, and our 6-for-1 reverse share split effected at the market open on Nasdaq on August 13, 2026.

S-ii

PROSPECTUS supplement SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

We are an energy technology and infrastructure company focused on providing integrated energy solutions to industrial and utility customers, powered by our proprietary thermal energy storage, or TES, technology. Our patented bGen™ systems form the technological foundation of our business and are designed to enable industrial customers to convert electricity into stored thermal energy, capture and reuse waste heat, and deliver reliable thermal energy on demand. Building on our TES platform, we are expanding our strategy through BrenX, our long-term strategy to develop, own and optimize integrated energy infrastructure assets that may combine renewable electricity generation, TES, battery energy storage, industrial heat and power solutions, and other complementary energy services. Through this strategy, we seek to evolve beyond equipment sales toward a broader infrastructure-based business model designed to generate recurring revenues while supporting industrial decarbonization, energy resilience and emerging digital infrastructure demand.

Sustainable energy and power system resilience are increasingly important infrastructure challenges as global electricity demand grows, including as a result of the rapid expansion of data centers driven in part by advances in computing and artificial intelligence, or AI. According to the International Energy Agency, global electricity consumption by data centers is expected to more than double to approximately 945 terawatt-hours by 2030, from approximately 415 TWh in 2024. This expected growth may place additional pressure on power grids and increase demand for dispatchable, grid-responsive technologies, flexible energy delivery and integrated energy infrastructure capable of balancing variable electricity supply with industrial and digital infrastructure demand. We believe our proprietary TES technology, together with our expanding capabilities in renewable generation, energy storage and energy infrastructure development, positions us to address these evolving market needs.

Our bGen™ systems can convert renewable or grid-supplied electricity into stored thermal energy and/or capture and reuse waste heat, and subsequently deliver controlled thermal energy, including steam, to industrial customers. By enabling energy to be stored when available or economically advantageous and dispatched when required, bGen™ is designed to help industrial customers reduce energy costs and carbon emissions, increase the use of renewable electricity and enhance energy reliability and operational resilience.

We have developed our bGen™ technology over the past fourteen years and validated it across three generations of demonstration units at multiple sites worldwide. The system stores heat in crushed rock at temperatures of up to 1,400 degrees Fahrenheit, or 760 degrees Celsius, and integrates bCubes™ thermal storage units, electric heaters, heat exchangers, electricity-to-heat conversion and steam generation within a durable and independent system. The use of crushed rock as the storage medium is designed to provide long-term durability and maintain performance over tens of thousands of charge and discharge cycles without the need to replace the storage material. The system can be charged from multiple energy sources, including residual heat and renewable or grid-supplied electricity through embedded electric heaters, and can dispatch thermal energy on demand as saturated steam for industrial processes or as superheated steam that may be used to drive steam turbines.

S-1

In 2023, we launched our Energy-as-a-Service, or EaaS, model, pursuant to which we may finance projects, install systems at customer sites, provide ongoing operations and maintenance, or O&M, services and sell thermal energy to customers under long-term arrangements. The EaaS model is intended to enable customers to adopt our technology while reducing upfront capital requirements and allowing us to generate recurring revenues from the operation of energy assets.

Building on our EaaS model and our core TES technology, in July 2026 we introduced BrenX, our long-term strategy to expand beyond thermal energy storage equipment sales into the development, ownership and optimization of integrated energy infrastructure assets. Under the BrenX strategy, we intend to pursue selected industrial energy resource centers that may integrate renewable electricity generation, battery energy storage, TES, industrial heat and power solutions and other complementary energy services. These projects are intended to enable us to provide customers with integrated energy solutions while developing long-term, recurring infrastructure-based revenue streams.

Our initial BrenX development activities are focused on Hungary. In July 2026, we announced the purchase of an operating photovoltaic facility located adjacent to our planned industrial energy project in Hungary and subsequently entered into a commercial term sheet to acquire an adjacent parcel of industrial land and related photovoltaic infrastructure assets. We intend to use these assets as a foundation for the development of our first planned BrenX industrial energy resource center, which is expected to have the potential to incorporate additional renewable generation, battery energy storage, thermal energy storage and, subject to further development and commercial arrangements, potential data center infrastructure. The development and ultimate scope of this and other BrenX projects will depend on a number of factors, including completion of contemplated financing, permitting, customer arrangements and other commercial and regulatory considerations.

Company Information

We are an Israeli corporation based in Rosh Haayin, Israel, and were incorporated in Israel in 2012. On August 11, 2026, we changed our name from Brenmiller Energy Ltd. to BrenX Ltd.

Our principal executive offices are located at 13 Amal Street 4th Floor, Park Afek, Rosh Haayin, 4809249 Israel. Our telephone number in Israel is +972-77-693-5140. Our website address is https://bren-x.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $2,886,058.

Ordinary Shares outstanding prior to the offering	1,946,972 Ordinary Shares outstanding.

Ordinary Shares to be outstanding after this offering	4,133,380 Ordinary Shares, assuming sale of $2,886,058 of Ordinary Shares in this offering at an offering price of $1.32, which is the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on October 13, 2026. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.
Manner of offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, working capital, research and development activities, capital expenditures, the development and execution of our commercial projects in the markets in which we operate or may operate, strategic investments and other business opportunities, and the repayment or refinancing of existing or future indebtedness.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information about the intended use of proceeds.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.
Nasdaq Capital Market symbol	“BRNX”

Unless otherwise stated, all information in this prospectus supplement is based on 1,946,972 Ordinary Shares issued and outstanding as of October 13, 2026, and does not include the following as of that date:

●	an aggregate of 6,718 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between $2.10 to $259,440 per Ordinary Share, issued to directors, officers, service providers and employees;

●	an aggregate of 1,900,422 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at exercise prices ranging between $12.00 to $17,493 per Ordinary Share, issued to certain investors in connection with private placements and public offerings;

●	an aggregate of 1,328,746 Ordinary Shares issuable upon the conversion of 3,476 preferred shares, with a conversion price of $2.616 per share; and

●	the full effect of future “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding preferred shares and certain warrants.

S-3

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or incorporated by reference herein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes, working capital, research and development activities, capital expenditures, the development and execution of our commercial projects in the markets in which we operate or may operate, strategic investments and other business opportunities, and the repayment or refinancing of existing or future indebtedness.

Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of the Ordinary Shares we will sell under the Sales Agreement with A.G.P., as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of the Ordinary Shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with A.G.P. In addition, the price at which Ordinary Shares are sold by A.G.P., from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. For example, if we sell Ordinary Shares under the Sales Agreement at or above the high prices at which our Ordinary Shares have traded during the last 60 days prior to the date of this prospectus supplement, you will experience substantial dilution per Ordinary Share with respect to the net tangible book value of our Ordinary Shares. In addition, investors may experience a decline in the value of the Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-4

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 2,186,408 Ordinary Shares during the term of the Sales Agreement with A.G.P., the Ordinary Shares sold would equal approximately 52.9% of our outstanding Ordinary Shares after taking into account such sales based on our outstanding number of Ordinary Shares as of October 13, 2026. This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

There is no assurance that our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expenses and capital requirements, and, therefore, we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

In the two financial years prior to the date of this offering, we have incurred losses of approximately $16.4 million in the aggregate, which has resulted in our inability to distribute dividends. We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Pursuant to the terms of our outstanding preferred shares issued to Alpha Capital Anstalt, or Alpha, such preferred shares accrue dividends at an annual rate of 8% of their stated value of $1,000 per preferred share from the applicable date of issuance. Following receipt of our audited financial statements for the previous fiscal year, we are required to take the necessary actions to declare and pay all such accrued preferred dividends through the end of such fiscal year to the extent such dividends may be declared and paid under applicable provisions of the Israeli Companies Law, 5759-1999, or the Companies Law. If we are unable to pay such preferred dividends, they will continue to accrue on any preferred shares then issued and outstanding until we are able to make payment. In addition, we may not pay any other dividend until all accrued preferred dividends have been paid in full. Subject to applicable law, holders of our preferred shares may convert accrued but unpaid preferred dividends into Ordinary Shares at the applicable conversion price, and, subject to certain conditions, we may pay such dividends in Ordinary Shares at the then-applicable conversion price. Holders of our preferred shares are also entitled to participate, on an as-converted-to-Ordinary-Share basis, in any dividends actually paid on our Ordinary Shares.

Subject to the foregoing rights of the holders of our preferred shares and applicable law, our board of directors has complete discretion as to whether to distribute dividends on our Ordinary Shares. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, our obligations with respect to our preferred shares, and other factors deemed relevant by our board of directors. In addition, the Companies Law, imposes restrictions on our ability to declare and pay dividends.

S-5

There can be no assurance that we will be able to maintain continued Nasdaq listing criteria.

On August 12, 2024, we received a written notice from the Nasdaq Stock Market indicating that we are not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted a grace period of 180 calendar days to regain compliance with the minimum bid price requirement. On January 16, 2025, we announced that we received a written notice from Nasdaq that we have regained compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq staff made this determination of compliance after the closing bid price of our ordinary shares on Nasdaq was at $1.00 per share or greater for the 10 consecutive business days prior to the date of the notice. Accordingly, we have regained compliance with Nasdaq Listing Rule 5550(a)(2), and Nasdaq considers the prior bid price deficiency matter now closed. However, there can be no assurance that we will be able to maintain compliance with the minimum bid price requirement or that we will otherwise be in compliance with other Nasdaq listing criteria.

In 2026, we have effected three reverse share splits in order to support compliance with Nasdaq’s minimum bid price requirement, including (i) a 7-for-1 reverse share split effected on January 26, 2026, (ii) a 5-for-1 reverse share split effected on April 15, 2026, and (iii) a 6-for-1 reverse share split effected on August 13, 2026. There can be no assurance that these reverse share splits will result in sustained compliance with the minimum bid price requirement.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), because we have effected one or more reverse stock splits within the prior one-year period, if our ordinary shares again have a closing bid price below $1.00 per share for 30 consecutive business days, we would not be eligible for an additional compliance period and Nasdaq staff may issue a delisting determination without providing a further cure period. As a result, if our ordinary shares again trade below $1.00 per share for 30 consecutive business days, we could be subject to immediate delisting from Nasdaq.

If, for any reason, Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a decrease in the number of institutional and general investors that will consider investing in our Ordinary Shares; and

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities.

Substantial future sales and issuances and certain anti-dilution provisions contained in our issued and outstanding preferred shares could depress our share price.

In connection with our July 2025 private placement, we entered into a securities purchase agreement, or the SPA, with Alpha. As of the date of this prospectus supplement, the ordinary shares issuable upon conversion of preferred shares or exercise of warrants issued to Alpha are registered with the SEC for resale by Alpha, including shares reserved for potential anti-dilution adjustments. Sales of a substantial number of these shares, or the perception that such sales may occur, could depress the market price of our ordinary shares and make it more difficult for us to raise additional equity capital. In addition, we have outstanding warrants and preferred shares, some of which include “full-ratchet” anti-dilution protection. The exercise of warrants or conversion of preferred shares would dilute the ownership interests of existing shareholders, could dilute the book value per share of our Ordinary Shares, and would increase the number of publicly traded shares, which may further depress the market price of our Ordinary Shares. The warrants and preferred shares issued to Alpha between July 2025 and September 2026 contain “full-ratchet” anti-dilution provisions that, subject to limited exceptions, reduce the exercise price of the warrants or the conversion price of the preferred shares (and increase the number of shares issuable) if we issue Ordinary Shares or other securities convertible into or exercisable for Ordinary Shares in the future at a price per share lower than the then-current exercise or conversion price—potentially including issuances to Alpha under Alpha’s additional investment rights pursuant to the SPA as well as sales of Ordinary Shares under the Sales Agreement.

S-6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our European, U.S., and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	our ability to maintain compliance with Nasdaq’s continued listing requirements;

●	interpretations of current laws and the passages of future laws;

●	general market, political, and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, as well as in our most recent annual report on Form 20-F generally, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-7

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and accompanying prospectus, including in the information incorporated by reference herein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

S-8

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $2,886,058 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, working capital, research and development activities, capital expenditures, the development and execution of our commercial projects in the markets in which we operate or may operate, strategic investments and other business opportunities, and the repayment or refinancing of existing or future indebtedness. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

S-9

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future.

Under the Company’s amended and restated articles of association, the holders of preferred shares, have a right to receive dividends based on the stated value of each preferred share, which will accrue dividends at the annual rate of eight percent (8%) of the stated value of all preferred shares held by the preferred shareholders from the date of issuance. Under the Companies Law, in case the Company has no ability to pay cash dividends, it can pay in Company’s shares instead.

Notwithstanding the above mentioned, payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Under regulations promulgated under the Companies Law applicable to Israeli companies whose shares are traded on stock exchanges outside of Israel, an Israeli company whose shares are listed outside of Israel may make distributions through the repurchase of its own shares, even if the earnings criteria are not met, without obtaining court approval. This exemption is subject to certain conditions, including, among others, that: (i) the distribution satisfies the solvency criteria; and (ii) no creditor of the Company has filed an objection to the distribution with the relevant court. If any creditor objects to such distribution, the Company will be required to obtain court approval for the distribution.

S-10

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2026:

●	on an actual basis;

●	on a pro forma basis to give effect to: (i) the issuance and sale of 5,000 preferred shares between July 2026 and September 2026 (of which 1,524 were converted into 520,819 Ordinary Shares) and 1,541,018 warrants pursuant to the SPA, the receipt of net proceeds of $4,877 thousand from such sales; (ii) the issuance of 1,060,430 Ordinary Shares with respect to the conversion of 4,212 preferred shares, in each case pursuant to the SPA, and (iii) the issuance of 12,500 shares in connection with the exercise of certain pre-funded warrants; and

●	on a pro forma as adjusted basis to give additional effect to the sale of 2,186,408 Ordinary Shares in this offering based on an assumed public offering price of $1.32 per Ordinary Share, the last reported sale price for our Ordinary Shares as reported on the Nasdaq Capital Market on October 13, 2026, and after deducting commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” our Condensed Consolidated Financial Statements as of and for the Six Month Period Ended June 30, 2026 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” attached as Exhibits 99.2 and 99.3, respectively, to our Report of Foreign Private Issuer on Form 6-K, furnished with the SEC on September 9, 2026 that are incorporated by reference herein, and the other financial information included or incorporated by reference herein.

	As of June 30, 2026
U.S. dollars in thousands	Actual	Pro forma	Pro forma as adjusted
Cash and cash equivalents	$5,689	$10,566	$13,240
Debt:
European Investment Bank (“EIB”) loan	4,814	4,814	4,814

Total debt	$4,814	$4,814	$4,814
Shareholders’ equity:
Ordinary Shares, no par value- authorized 150,000,000; Issued and outstanding 353,223 as of June 30, 2026; 150,000,000 Ordinary Shares authorized 1,946,972 shares issued and outstanding, pro forma and 150,000,000 Ordinary Shares authorized, 4,133,380 shares issued and outstanding, pro forma as adjusted	124	124	124
Preferred Shares, no par value- authorized 25,000; Issued and outstanding 4,212 as of June 30, 2026; 25,000 Preferred Shares authorized 3,476 preferred shares issued outstanding, pro forma and 25,000 Preferred Shares authorized, 3,476 Preferred shares issued outstanding, pro forma as adjusted	—	—	—
Additional paid in capital	128,717	133,594	136,268
Foreign currency cumulative translation reserve	(2,053)	(2,053)	(2,053)
Accumulated deficit	(122,194)	(122,194)	(122,194)
Total equity	$4,594	$9,471	$12,145
Total capitalization	$9,408	$14,285	$16,959

S-11

DESCRIPTION OF OUR ORDINARY SHARES

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Securities-Ordinary Shares” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, as amended, with A.G.P., under which we may issue and sell our Ordinary Shares from time to time up to amounts to be determined from time to time through A.G.P. acting as agent. A copy of the Sales Agreement and the amendment thereto dated June 3, 2026, were previously filed as exhibits to Reports of Foreign Private Issuer on Form 6-K filed with the SEC and are incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, A.G.P. may sell our Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct A.G.P. not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or A.G.P. may suspend the offering of Ordinary Shares upon notice and subject to the terms of the Sales Agreement.

We will pay A.G.P. commissions, in cash, for its services in acting as agent in the sale of our Ordinary Shares. A.G.P. will be entitled to compensation at a commission rate equal to 3.00% of the gross sales price per Ordinary Share sold under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Upon entering into the Sales Agreement we agreed to reimburse A.G.P. for certain specified expenses, including its reasonable and documented out-of-pocket expenses, including its transaction costs and the reasonable and documented fees and expenses of its legal counsel, in an amount not to exceed $50,000, which shall be offset by any out-of-pocket costs and expenses – including legal fees and expenses – incurred in connection with the Company’s letter agreement with A.G.P./Alliance Global Partners dated April 4, 2023. In addition, we have agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses related to annual maintenance of the Sales Agreement in an amount not to exceed $5,000 per Representation Date, as defined in the Sales Agreement, up to $5,000 for the program “refresh” in connection with the filing of a replacement shelf registration statement, and up to $5,000 for each subsequent program “refresh” pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to A.G.P. under the terms of the Sales Agreement, will be approximately $162,000.

Settlement for sales of Ordinary Shares will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and A.G.P. in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

A.G.P. will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Ordinary Shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

The offering of Ordinary Shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement as provided therein. The Sales Agreement may be terminated by us or A.G.P at any time upon three days’ prior notice or by A.G.P. at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our Ordinary Shares or to enforce contracts for the sale of our Ordinary Shares.

In connection with the sale of the Ordinary Shares on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of AGP will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to AGP against certain civil liabilities, including liabilities under the Securities Act.

S-12

Other Activities and Relationships

A.G.P. and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

In the ordinary course of their various business activities, A.G.P. and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If A.G.P. or its affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. A.G.P. and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. A.G.P. and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

January 2024 Public Offering

On January 22, 2024, we entered into a securities purchase agreement with a U.S. based institutional investor for the sale of 229 Ordinary Shares, warrants to purchase up to 847 Ordinary Shares, and pre-funded warrants to purchase up to 618 Ordinary Shares, at a price of $4,725 per Ordinary Share and accompanying warrant, less $0.105 per pre-funded warrant, for aggregate gross proceeds of approximately $4.0 million before deducting placement agent fees and other offering expenses, or the January 2024 Offering. After deducting costs associated with the offering, our net proceeds were $3.4 million.

On January 22, 2024, we entered into a placement agency agreement with A.G.P., as the placement agent, pursuant to which A.G.P agreed to serve as placement agent for the January 2024 Public Offering. We agreed to pay A.G.P an aggregate cash fee equal to 7.0% of the gross proceeds received by from the sale of the securities in the January 2024 Public Offering, however in the case of certain identified investors we agreed to pay a cash fee equal to 3.5% of the gross proceeds received by us from such investors. Pursuant to the placement agency agreement, we also agreed to pay A.G.P. $105 thousand for accountable expenses and $25 thousand for non-accountable expenses. The placement agency agreement has indemnification and other customary provisions for transactions of this nature.

May 2025 Public Offering

On May 12, 2025, we entered into a securities purchase agreement with certain investors for the issuance and sale of 2,198 ordinary shares, series B warrants to purchase up to 2,198 Ordinary Shares, or the Series B Warrants, and series C warrants to purchase up to 2,198 Ordinary Shares, or the Series C Warrants, at a combined price of $22.75 per ordinary share and accompanying warrants, for aggregate gross proceeds of approximately $1.5 million before deducting placement agent fees and other offering expenses.

On May 12, 2025, we entered into a placement agency agreement with A.G.P., pursuant to which A.G.P. agreed to serve as lead placement agent for the issuance and sale of the Ordinary Shares, Series B Warrants and Series C Warrants. We agreed to pay A.G.P. an aggregate cash fee equal to 7.0% of the gross proceeds received by us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we also agreed to pay A.G.P. $65 thousand for accountable expenses and $10 thousand for non-accountable expenses. The placement agency agreement has indemnification and other customary provisions for transactions of this nature.

Electronic Distribution

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P. and A.G.P. may distribute this prospectus supplement electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-13

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters will be passed upon for the sales agent by Blank Rome LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the years ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1C to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act as applicable to foreign private issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information. In addition, our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting provisions thereof.

The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at https://www.sec.gov. In addition, we maintain an Internet website at https://www.bren-x.com/. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC from the SEC’s website listed above. Statements contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

S-14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed on March 25, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on March 31, 2026, April 13, 2026, April 27, 2026, May 18, 2026, June 2, 2026, June 4, 2026, June 11, 2026 (excluding the eighth and ninth paragraphs of the press release included as Exhibit 99.1), June 24, 2026, July 2, 2026 (excluding the sixth paragraph of the press release included as Exhibit 99.1), July 10, 2026, July 10, 2026, July 24, 2026 (excluding the sixth, seventh, eighth and ninth paragraphs of the press release included as Exhibit 99.1), July 27, 2026, July 29, 2026, July 30, 2026 (excluding the third and fourth paragraphs of the press release included as Exhibit 99.1), August 7, 2026, August 13, 2026 (excluding Exhibit 99.1), August 13, 2026, and August 28, 2026, September 9, 2026, September 15, 2026 (excluding the commentary from the Company’s Chief Executive Officer and the section titled “Forward Looking Statements” of the press release included as Exhibit 99.1), September 17, 2026; and

●	The description of our securities contained in our Form 8-A (File No. 001-41402), filed with the SEC on May 17, 2022, as amended by Exhibit 2.1 to the 2025 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: BrenX Ltd. 13 Amal Street, 4th Floor, Park Afek, Rosh Haayin, 4809249 Israel.; Attention: Ofir Zimmerman, Chief Financial Officer, Tel: +972-77-693-5140.

S-15

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus supplement and the accompanying prospectus form a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial number of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of the procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was a reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court to issue it under the applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the laws of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty by the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

S-16

PROSPECTUS

$75,000,000

BRENMILLER ENERGY LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to the total amount of $75,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BNRG.” On June 3, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $1.82 per share.

On June 3, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $8,374,774 based on 2,018,018 Ordinary Shares outstanding and a per share price of $4.15 based on the closing sale price of our Ordinary Shares on April 22, 2026. During the 12-calendar month period that ends on and includes the date of this prospectus, we have sold securities pursuant to General Instruction I.B.5 of Form F-3 with an aggregate market value of approximately $2,380,396.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $75,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated, all references to “we,” “us,” “our,” the “Company” and “Brenmiller” refer to Brenmiller Energy Ltd. and its wholly owned subsidiary, Brenmiller Energy U.S. Inc., a company incorporated under the laws of Delaware, United States, unless the context otherwise requires.

Our reporting and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, to “dollars”, “USD” or “$” are to U.S. dollars, and to “EUR” or “€” are to the Euro.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

This prospectus contains trademarks, trade names and service marks, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

We report our financial statements in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

On June 18, 2025, we announced a 5-for-1 reverse share split of our issued and outstanding ordinary shares, on January 21, 2026, we announced a 7-for-1 reverse share split of our issued and outstanding ordinary shares, and on April 10, 2026, we announced a 5-for-1 reverse share split of our issued and outstanding ordinary shares. All historical quantities of the ordinary shares and per share data herein are presented on a post-split basis to give effect to our 5-for-1 reverse share split effected at the market open on Nasdaq on June 20, 2025, our 7-for-1 reverse share split effected at the market open on Nasdaq on January 26, 2026, and our 5-for-1 reverse share split effected at the market open on Nasdaq on April 15, 2026.

ii

ABOUT OUR COMPANY

We are a leading energy company powered by proprietary thermal energy storage, or TES, technology, specializing in energy supply to industrial clients through our patented bGen™ systems. Our unique technology enables full vertical integration from renewable energy assets and grid management to reliable end-customer delivery for factories requiring power and heat. We combine this breakthrough TES with a fully integrated energy optimization platform to create a 360° solution that transforms inflexible industrial energy needs into flexible, clean operations.

Sustainable energy and power system resilience are critical infrastructure challenges as the rapid global expansion of data centers, driven in part by advances in computing and artificial intelligence, or AI, is projected to significantly increase electricity demand. According to the International Energy Agency, global electricity consumption by data centers is expected to more than double to about 945 terawatt-hours by 2030, up from approximately 415 TWh in 2024, underscoring the scale of future demand growth and its implications for energy systems planning (IEA Energy and AI report, 2025). This rising demand places additional pressure on power grids and highlights the importance of dispatchable, grid-responsive technologies, flexible energy delivery, and adaptable industrial energy strategies to support both reliability and the clean energy transition (IEA Energy and AI report, 2025). Brenmiller addresses this need through advanced economical models, proprietary TES technology, and a differentiated commercial strategy. Our bGen™ systems can convert renewable electricity into stored thermal energy, and/or capture and reuse waste heat, and deliver controlled steam output. By aligning variable renewable generation with real time industrial heat demand, we reduce carbon emissions and energy costs while enabling clients to strengthen their energy independence and long-term operational resilience.

We have developed our bGen™ technology over the past fourteen years and validated it across three generations of demonstration units at multiple sites worldwide. The system stores heat in crushed rock at temperatures of up to 1,400 degrees Fahrenheit, 760 degrees Celsius, and integrates bCubes™ thermal storage units, electric heaters, heat exchangers, electricity to heat conversion, and steam generation within a single durable and independent unit. The use of crushed rock as the storage medium avoids hazardous environmental impacts and provides long term durability, maintaining performance over tens of thousands of charge and discharge cycles without degradation or the need to replace the storage material. The system can be charged from multiple energy sources, including residual heat and renewable or grid supplied electricity via embedded electric heaters, and dispatches thermal energy on demand as saturated steam for industrial processes or as superheated steam to drive steam turbines.

In 2023, we launched our Energy-as-a-Service, or EaaS, model, pursuant to which we finance the project, install systems at customer sites, provide ongoing Operations and Maintenance, or O&M, and sell thermal energy at fixed rates, enabling customers to reduce energy costs, concentrate on their core operations, support their transition to clean energy, and enhance energy stability, while allowing us to generate recurring and diversified revenue streams in this expanding market.

Corporate Information

We are an Israeli corporation based in Rosh Haayin, Israel, and were incorporated in Israel in 2012 as Brenmiller Energy Consulting Ltd. On July 2, 2013, we filed a name change certificate to change our name to Brenmiller Energy Ltd. In August 2017, we became a public company in Israel and our Ordinary Shares were listed for trade on the Tel Aviv Stock Exchange, or TASE. On May 25, 2022, our Ordinary Shares were listed and began trading on Nasdaq. On March 23, 2023, we announced our intention to voluntarily delist our securities from trading on the TASE, which took effect on September 11, 2023 (the last trading day was September 7, 2023).

Our principal executive offices are located at 13 Amal St. 4th Floor, Park Afek, Rosh Haayin, 4809249 Israel. Our telephone number in Israel is +972-77-693-5140. Our website address is https://bren-energy.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Ordinary Shares

The number of Ordinary Shares that have been or may be registered for resale pursuant to existing resale registration statements is significant in relation to our currently outstanding Ordinary Shares.

We have filed multiple registration statements registering for resale a substantial number of Ordinary Shares, including Ordinary Shares issuable upon the exercise or conversion of outstanding warrants and preferred shares. As a result, the total number of Ordinary Shares registered for resale, including Ordinary Shares underlying convertible or exercisable securities, significantly exceeds the number of our currently outstanding Ordinary Shares.

The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our Ordinary Shares during the period these registration statements remain effective and could also adversely affect our ability to raise equity capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, and other Federal and Israeli securities laws. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our European, U.S., and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	our ability to maintain compliance with Nasdaq’s continued listing requirements;

●	interpretations of current laws and the passages of future laws; and

●	general market, political, and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025.

You should read this table in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 20-F for our fiscal year ended December 31, 2025 filed with the SEC on March 25, 2026, which are incorporated by reference herein.

U.S. dollars in thousands	As of December 31, 2025
Cash and cash equivalents	$4,909
Debt:
European Investment Bank (“EIB”) loan	4,919

Total debt	$4,919
Shareholders’ equity:
Ordinary Shares, no par value- authorized 150,000,000; Issued and outstanding 143,170 as of December 31, 2025.	124
Preferred Shares, no par value- authorized 25,000; Issued and outstanding 5,008 as of December 31, 2025.
Additional paid in capital	121,528
Foreign currency cumulative translation reserve	(2,053)
Accumulated deficit	(116,105)
Total equity	$3,494
Total capitalization	$8,413

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, timing and progress of our projects and pipeline of future projects, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Ordinary Shares

General

The following are summaries of material provisions of our amended and restated articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

As of June 3, 2026, our authorized share capital consisted of (i) 150,000,000 Ordinary Shares, no par value per share, and (ii) 25,000 Preferred Shares, no par value per share.

The Ordinary Shares rank pari passu among themselves in all respects.

The Preferred Shares rank pari passu among themselves in all respects.

As of June 3, 2026, 2,019,336 Ordinary Shares and 2,879 Preferred Shares were issued and outstanding as of such date.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 514720374.

Transfer of shares

No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the board of directors “Board of Directors”) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require, in accordance with the Company’s Articles and subject to the provisions of the Companies Law.

The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer, and may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on the Nasdaq or on any other stock exchange on which the Company’s shares are then listed for trading.

The ownership or voting of our Ordinary Shares by non-residents of Israel, except with respect to citizens of countries that are in a state of war with Israel, is not restricted in any way by our memorandum of association or amended and restated articles of association or by the laws of the State of Israel.

Liability to further capital calls

Our Board of Directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Election of directors

Under the Company’s Articles, the board of directors is to consist of not less than three (3) and not more than nine (9) directors, including external directors (if any).

Other than external directors, if any (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law), directors of the Company shall be elected only at an annual general meeting. Unless appointed for a shorter term, a director’s term lasts until either (i) the third annual general meeting following the general meeting in which such director was appointed, in which such directors are either re-elected or replaced or (ii) before the third annual general meeting following general meeting in which such director was appointed, in accordance with the provisions of our Articles or the Companies Law.

In each annual general meeting, only directors whose service terms lapse are deemed to have retired and are eligible for re-election and all other directors whose service terms lapse shall be deemed to have been re-elected for an additional term until the next annual general meeting. The director that served the longest since his or her appointment or last re-election is to be deemed eligible for re-election. If two or more of the longest-serving directors have served equally as long, the Board of Directors shall decide which director will be eligible for re-election at the relevant general meeting.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided that the number of the serving directors shall not be less than three (3). If the number of directors is fewer than three, the Board of Directors may only act in an emergency or to fill the director vacancy so that there are up to three directors, but not for any other purpose.

Under the Companies Law, except as provided below, companies incorporated under the laws of the State of Israel that are publicly traded, including Israeli companies with shares listed on the Nasdaq, are required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law. The definitions of an external director under the Companies Law and independent director under Nasdaq rules are similar such that it would generally be expected that our two external directors will also comply with the independence requirement under Nasdaq rules.

Under regulations promulgated pursuant to the Companies Law, or the Exemptions Regulations, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including Nasdaq, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. We do not currently have a controlling shareholder and we use this exemption from the requirement described herein.

Dividend rights

Subject to the Preferred Dividends (as defined below), the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the Companies Law.

Except for the Preferred Dividends (as defined below), the Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

According to our Articles, preferred shareholders are entitled to dividends equivalent to those paid on Ordinary Shares on an as-converted basis. In addition, Preferred Shares accrue an 8% annual dividend on their stated value, which must be declared and paid (subject to legal limitations) before any other dividends can be distributed, or the Preferred Dividends. These Preferred Dividends are generally paid in cash but shall accrue if unpaid and can be converted into Ordinary Shares under certain conditions.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with Israeli court approval. In each case, we are only permitted to distribute a dividend if our Board of Directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Shareholder meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special meetings. Our Board of Directors may call special meetings whenever it sees fit, at such time and place, as it may determine. In addition, the Companies Law provides that our Board of Directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our Board of Directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power (the “Non Exempted Holding”), however, in accordance with the Exemptions Regulations, the Board of Directors of an Israeli company whose shares are listed outside of Israel, shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights may request that the Board of Directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. However, under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include an appointment of a candidate for a position on the board of directors or the termination of a board member, as an item on the agenda of a future general meeting (if the company sees fit), provided that the shareholder hold at least 5% of the voting rights of the company (instead of 1% in the past). any such shareholder may make such a request for nomination of directors only if a notice of such shareholder’s intent to make such nomination has been given to our board of directors in accordance with the regulations promulgated under the Companies Law and our Articles. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration that the nominee signed declaring that he or she possesses the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board of Directors, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. According to the Companies Law, resolutions regarding the following matters must be passed at a general meeting of the Company’s shareholders:

●	amendments to our Articles;

●	the exercise of the Board’s powers by a general meeting if the Board is unable to exercise its powers and the exercise of any of its powers is required for the Company’s proper management;

●	appointment or termination of the Company’s auditors;

●	appointment of Directors (other than in the cases specified in the Company’s amended and restated articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of the Company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the company by the court, voluntary dissolution, or by voluntary dissolution in an expedited procedure.

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual or special general meeting be provided at least 14 or 21 days prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the Company’s general manager to serve as the chairman of the Board of Directors or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Voting rights

Every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

Quorum requirements

As permitted under the Companies Law and as stated in our Articles, the quorum required for the Company’s general meetings consists of two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour of the time set forth for the general meeting a quorum is not present, then without any further notice the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). At such adjourned meeting, if the original meeting was convened upon requisition under Section 63 of the Companies Law, one or more shareholders, present in person or by proxy and holding the number of shares required for making such requisition, shall constitute a quorum, but in any other case any shareholder present in person or by proxy shall constitute a quorum.

Vote requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described under “Item 6.C. Directors, Senior Management and Employees—Board Practices— Fiduciary Duties of Officeholders and Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Officeholder.” Certain transactions with respect to remuneration of our office holders and directors require further approvals described under “Item 6. Directors, Senior Management and Employees—C. Board Practices— Fiduciary Duties of Office Holders and Disclosure of Personal Interests of an Officeholder.” Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the court and the approval of the majority of the shareholders voting their shares, other than abstainers, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to corporate records

Under the Companies Law, shareholders are entitled to have access to: minutes of the Company’s general meetings; the Company’s shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that the Company is required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. The Company may deny this request if the Company believes it has not been made in good faith or if such denial is necessary to protect the Company’s interest or protect a trade secret or patent.

Special or Class Rights; Modification of Rights.

The rights attached to any class, unless otherwise provided by the Companies Law or the Company’s Articles, may be modified or cancelled by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares (except for with respect to amending the provisions of Article 7A of the Company’s Articles (on rights and limitations of preferred shares), which will require a Preferred Share class vote by a simple majority).

The provisions of our Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, it being clarified that the requisite quorum at any such separate General Meeting shall be two or more shareholders present in person or by proxy and holding not less than 15 percent of the issued shares of such class entitled to vote thereon.

Unless otherwise provided by Company’s Articles, an increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.

Acquisitions under Israeli law

Full tender offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance of the offer. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Special tender offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

In accordance with the regulations promulgated under the Companies Law relating to Israeli companies whose shares are listed on foreign stock exchanges, the aforesaid limitations regarding a special tender offer do not apply to such companies, provided that if the law as applicable to companies incorporated in the country in which the foreign company is listed for trade, provide a restriction on the acquisition of control of any proportion of a company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its Board of Directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company; and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger does not exceed 2% of the aggregate voting rights of the company.

Borrowing powers

Pursuant to the Companies Law and our Articles, our Board of Directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in capital

Our Articles enable us to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

●	The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

●	We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $20,385.16 which at the present time include the following categories of expenses:

SEC registration fee	$3,385.16
Legal fees and expenses	$15,000
Accounting fees and expenses	$2,000
Total	$20,385.16

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1c to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial number of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of the procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was a reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court to issue it under the applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the laws of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty by the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on March 31, 2026; April 13, 2026; April 27, 2026, May 18, 2026, June 2, 2026, and June 4, 2026; and

●	The description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on May 17, 2022, as amended by Exhibit 2.1 to the 2025 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 13 Amal St. 4th Floor, Park Afek, Rosh Haayin, 4809249 Israel, Tel: +972-77-693-5140; Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting requirements thereof.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.bren-energy.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

Up to $2,886,058 of Ordinary Shares

BRENX LTD.

PROSPECTUS SUPPLEMENT

Sole Sales Agent

A.G.P.

October 14, 2026